UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 1, 2006
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada	1-1035	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 500, 122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
(306) 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On December 1, 2006, Potash Corporation of Saskatchewan Inc. (the “Company”) adopted amendments to the Code of Conduct that applies to the Company’s directors, officers, employees and representatives (the “Code”). The amendments include technical and non-substantive changes that reorganize certain sections of the Code. In addition, the amendments add to or clarify provisions of the Code that discuss procedures for reporting violations of the Code.
     The foregoing summary of the amendments to the Code is not intended to be exhaustive and is qualified in its entirety by reference to the revised Code, a copy of which is attached as Exhibit 14(a) to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.05. The Company will make the revised Code available on its website at http://www.potashcorp.com.
Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

14(a)	Code of Conduct of Potash Corporation of Saskatchewan Inc., effective December 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated: December 6, 2006

Index to Exhibits

Exhibit Number	Exhibit Description

14(a)	Code of Conduct of Potash Corporation of Saskatchewan Inc., effective December 1, 2006.